[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

AMENDMENT NO.1 TO COLLABORATION AGREEMENT

This Amendment No. 1 to the Collaboration Agreement (this “Amendment”) is entered into and effective as of January 1, 2010 (the “Amendment Effective Date”) by and among MEDIVATION, INC., a Delaware corporation having its principal place of business at 201 Spear Street, 3rd Floor, San Francisco, California 94105, United States, its wholly owned subsidiary Medivation Prostate Therapeutics, Inc., a Delaware corporation having its principal place of business at the same location (such entities, collectively, “Medivation”), ASTELLAS PHARMA INC., a Japanese corporation having a principal office at 3-11, Nihonbashi-Honcho 2-chome, Chuo-ku, Tokyo 103-8411, Japan (“API”) and its indirect wholly owned subsidiary Astellas US LLC, a Delaware limited liability company having its principal place of business at Three Parkway North, Deerfield, Illinois 60015, United States (“AUS”; collectively with API, “Astellas”). Medivation and Astellas are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A. The Parties entered into a certain Collaboration Agreement effective as of October 26, 2009 (the “Collaboration Agreement”).

B. The Parties wish to amend the Collaboration Agreement.

NOW, THEREFORE, the Parties hereby agree to amend the Collaboration Agreement as follows:

1. Unless otherwise expressly provided in this Amendment, all definitions in the Collaboration Agreement shall be also applicable to this Amendment.

2. The third and forth sentences of Section 9.2 of the Collaboration Agreement shall be deleted and replaced with the following:

“Within [ * ] Business Days after receipt of such reports, the Finance Officers shall confer and agree in writing on whether a reconciliation payment is due from Medivation to AUS or AUS to Medivation, and if so, the amount of such reconciliation payment, so that Medivation and AUS share Joint Development Costs, Joint Medical Affairs Costs and Joint Commercialization Costs in accordance with this Agreement. Medivation or AUS, as applicable, if required to pay such reconciliation payment, shall submit such payment to AUS or Medivation, respectively, as applicable, within [ * ] Business Days after the end of such [ * ] Business Day conferral period; provided, however, that in the event of any disagreement with respect to the calculation of such reconciliation payment, any undisputed portion of such reconciliation payment shall be paid in accordance with the foregoing timetable and the remaining, disputed portion shall be paid within [ * ]

Business Days after the date on which Medivation and AUS, using good faith efforts, resolve the dispute.”

3. The third and forth sentences of Section 9.3(b) of the Collaboration Agreement shall be deleted and replaced with the following:

“Within [ * ] Business Days after receipt of such reports, the Finance Officers shall confer and agree upon in writing a consolidated financial statement setting forth the Operating Profit or Operating Loss for such calendar quarter for such Product in the Shared Territory and calculating each Party’s share of such Operating Profit or Operating Loss. Within [ * ] Business Days after such [ * ] Business Day conferral period, Medivation or AUS, as applicable, shall make a payment to AUS or Medivation respectively, as applicable, so that each of Medivation and AUS has been compensated for its respective share of such Operating Profits, or has borne its respective share of such Operating Loss, as applicable, after giving effect to the Net Sales invoiced by AUS and the Joint Development Costs, Joint Medical Affairs Costs, and Joint Commercialization Costs incurred by Medivation and AUS with respect to such Product in such calendar quarter; provided, however, that in the event of any disagreement with respect to the calculation of such payment, any undisputed portion of such payment shall be paid in accordance with the foregoing timetable and the remaining, disputed portion shall be paid within [ * ] Business Days after the date on which Medivation and AUS, using good faith efforts, resolve the dispute.”

4. Except as specifically amended by this Amendment, the Collaboration Agreement remains in full force and effect. Wherever the terms of this Amendment and the Collaboration Agreement conflict, this Amendment controls. All references in the Collaboration to “this Agreement” shall mean the Collaboration Agreement, as amended hereby.

5. This Amendment may be executed in counterparts, which together shall constitute one and the same instrument.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their duly authorized officers as of the Amendment Effective Date.

MEDIVATION, INC. By: /s/ C. Patrick Machado Name: C. Patrick Machado Title: CFO and CBO	ASTELLAS PHARMA INC. By: /s/ Masafumi Nogimori Name: Masafumi Nogimori Title: President and CEO

MEDIVATION PROSTATE THERAPEUTICS, INC. By: /s/ C. Patrick Machado Name: C. Patrick Machado Title: CFO	ASTELLAS US LLC By: /s/ Seigo Kashii Name: Seigo Kashii Title: President and CEO

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.